Exhibit 1.2
NATIONWIDE HEALTH PROPERTIES, INC.
5,000,000 SHARES OF COMMON STOCK
SALES AGREEMENT
January 15, 2010
CALYON SECURITIES (USA) INC.
1301 Avenue of the Americas
New York, NY 10019
Ladies and Gentlemen:
     NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with Calyon Securities (USA) Inc. (“Calyon”), as follows:
     1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Calyon, acting as agent and/or principal, up to 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”). The issuance and sale of Shares through Calyon will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the Securities and Exchange Commission (the “Commission”) under Rule 462(e) under the Securities Act (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.
     The Company has also entered into a sales agreement (the “Cantor Sales Agreement”), dated of even date herewith, with Cantor Fitzgerald & Co. (“Cantor”). The aggregate number of shares of Common Stock that may be sold pursuant to this Agreement and the Cantor Sales Agreement shall not exceed 5,000,000 shares.
     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-164384), including a base prospectus, with respect to equity and other offerings, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement, relating to the offering of the Shares. The Company has furnished to Calyon, for use by Calyon, copies of one or more prospectuses included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, when it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B, or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”) and all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, collectively, are herein called the “Registration Statement,” and the base prospectus included in the registration statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system or its Interactive Data Electronic Applications system (collectively, “EDGAR”).
     2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Calyon by telephonic or email notice (or other method mutually agreed to in writing by the Parties) of the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), which order shall be confirmed by Calyon, the form of which is attached hereto as Schedule 1. Subsequent to any Placement Notice the Company originates via telephone, it will, within two Trading Days (as defined herein), send an email notice confirming such Placement Notice. A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Calyon set forth on Schedule 3, as such Schedule 3 may be amended from time to time. A Placement Notice shall be effective unless and until (i) Calyon declines to accept the terms contained therein for any reason, in its sole discretion, (ii) all Placement Shares have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Calyon in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor Calyon will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Calyon and Calyon does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.

In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
     3. Sale of Placement Shares by Calyon.
          (a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Calyon will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Calyon will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Calyon with respect to such sales pursuant to Section 2, and the Net Proceeds (as defined below) payable to the Company, with an itemization of deductions made by Calyon (as set forth in Section 5(a)) from gross proceeds for the Placement Shares that it receives from such sales. Calyon may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering, as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “Exchange”), on any other existing trading market for the Common Stock or to or through a market maker. With the written consent of the Company, Calyon may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that Calyon will be successful in selling Placement Shares, (ii) Calyon will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Calyon to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3, and (iii) Calyon shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.
          (b) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through only one of Calyon or Cantor on any single given day, but in no event by both, and the Company shall in no event request that Calyon and Cantor sell Shares on the same day.
     4. Suspension of Sales. The Company or Calyon may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other Party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other Party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

     5. Settlement.
          (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Calyon at which such Placement Shares were sold, after deduction for (i) Calyon’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Calyon hereunder pursuant to Section 7(g) (Expenses) and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
          (b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Calyon’s or its designee’s (provided Calyon shall have given the Company written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Calyon will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification by the Company), it will (i) hold Calyon harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Calyon any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that the Company shall not be obligated to so indemnify and reimburse Calyon if the Placement Shares are not delivered due to (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war: or (iv) any other calamity or crisis or any material change in financial, political or economic conditions in the United States or elsewhere.
     6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Calyon that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m)) on which a certificate is required to be delivered pursuant to Section 7(m) and as of the time of each sale of any Shares pursuant to this Agreement (each an “Applicable Time”), as the case may be:
          (a) the Registration Statement became effective upon filing under Rule 462(e) of the Securities Act; no stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; at the time of the initial filing of the Registration Statement and at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act, including not having been an “ineligible issuer,” as defined Rule 405 of the Securities Act; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement;” the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; the Company has paid or will pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus); the Registration Statement complied when it became effective and at each deemed effective date with respect to Calyon pursuant to Rule 430B(f)(2) of the Securities Act, as the case may be, complies and, at each Settlement Date and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Securities Act, will comply, and each base prospectus, the Prospectus Supplement and the Prospectus conformed as of their respective dates, conform and, at each Settlement Date, and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Securities Act, will conform in all material respects with the requirements of the Securities Act (including Rule 415 under the Act); the Registration Statement did not at the time of effectiveness and at each deemed effective date with respect to Calyon pursuant to Rule 430B(f)(2) of the Securities Act, as the case may be, does not and, at each Settlement Date and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Securities Act, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the base prospectus, the Prospectus Supplement and the Prospectus did not as of their respective dates, do not and, at each Settlement Date and any time at which the Prospectus is delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by Calyon to the Company expressly for use in the Registration Statement or the Prospectus; each Incorporated Document, at the time such document was filed with the Commission, at the times the base prospectus, the Prospectus Supplement and Prospectus were filed with the Commission under Rule 424(b) under the Act and at the time the Registration Statement became effective, complied in all material respects with the requirements of the Securities Act and the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Company has not distributed and will not distribute any “prospectus” (within the meaning of the Securities Act) or offering material in connection with the offering or sale of the Shares other than the then most recent Prospectus Supplement and any Issuer Free Writing Prospectus (as defined in Rule 433) reviewed and consented to by Calyon, in each case accompanied by the then most recent base prospectus; issuer free writing prospectus (as defined in Rule 433), as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any issuer free writing prospectus in reliance upon and in conformity with information furnished in writing by Calyon to the Company expressly for use in such issuer free writing prospectus; the Company is eligible to use issuer free writing prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 of the Securities Act; any issuer free writing prospectus that the Company is required to file pursuant to Rule 433 of the Securities Act has been, or will be, timely filed with the Commission in accordance with the requirements of Rule 433 of the Securities Act; and each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 of the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act;
          (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus and, as of each Settlement Date, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock under this Agreement, the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement and the Prospectus and the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plans described in the Registration Statement and Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance, in all material respects, with all federal and state securities laws (except as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009) and were not issued in violation of any preemptive right or similar right; and no further approval or authority of the stockholders or the Board of Directors of the Company are required for the issuance and sale of the Shares;
          (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue and sell the Shares as contemplated herein; and the Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect (as defined below);
          (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (and attached hereto as Schedule 4 is an accurate and complete list of each such jurisdiction) where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent consummation of the transactions contemplated hereby (the occurrence of such effect or such prevention described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);
          (e) Each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) that is a significant subsidiary, as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of, or other ownership interests in, each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and attached hereto as Schedule 5 is an accurate and complete list of the Significant Subsidiaries;
          (f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of preemptive rights and similar rights;
          (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;
          (h) this Agreement has been duly authorized, executed and delivered by the Company;
          (i) neither the Company nor any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or bylaws, or other organizational documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (ii) any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state or, to the Company’s knowledge, local regulation or rule, or the rules and regulations of the Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for breaches, violations, defaults and events that would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the issuance and sale of the Shares and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action and will neither (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the charter or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state or, to the Company’s knowledge, local law, regulation or rule, or the rules and regulations of the Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries; nor (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the properties (real and personal (including, without limitation, mortgage loans and unsecured loans)) described in the Registration Statement or Prospectus as being owned by the Company or any of the Subsidiaries (the “Properties” and, such of the Properties that are real property, the “Real Properties”), except, in the case of clause (B), for liens, charges, claims and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;
          (j) no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act or as may be required by state securities or blue sky laws;
          (k) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; and no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other securities of the Company;
          (l) each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to acquire and own, lease or sublease, lease to others and conduct its respective business as described in the Registration Statement or Prospectus, except where the failure to have or obtain such licenses, authorizations, consents and approvals and to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
          (m) there are no contracts or documents which are required to be filed as exhibits to the Registration Statement or any Incorporated Documents which have not been so filed as required;
          (n) except as disclosed in the Registration Statement and Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is or would be a party, or of which any of the respective properties or assets of the Company and the Subsidiaries, or any Property, is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which should not have a reasonable possibility of resulting in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;
          (o) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act;
          (p) the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;
          (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any transaction, other than in the ordinary course, which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the authorized capital stock of the Company, or (v) except for regular quarterly dividends on the Common Stock or the Company’s outstanding preferred stock, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;
          (r) the Company is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (s) the Company and the Subsidiaries have good title to the Properties, and, in the case of Real Property, free and clear of all liens, claims, mortgages, deeds of trust, restrictions, security interests and other encumbrances or defects (“Property Encumbrances”), except as disclosed in the Registration Statement and Prospectus and except for (x) the leasehold interests of lessees in the Real Property of the Company and the Subsidiaries held under lease (the “Leases”) and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on such Property; and all Property Encumbrances on or affecting the Properties which are required to be disclosed in the Prospectus or Registration Statement are disclosed therein as required;
          (t) each of the Leases has been duly authorized by the Company or a Subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles;
          (u) except as otherwise disclosed in the Prospectus, the Company has no knowledge of: (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of its properties or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from its properties as a result of any construction on or operation and use of its properties, which presence or occurrence would have a Material Adverse Effect; and in connection with the construction on or operation and use of its properties, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a Material Adverse Effect;
          (v) the Company has adequate title insurance on its Properties owned in fee by the Company or its Significant Subsidiaries;
          (w) the Company, and each of the Significant Subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with generally accepted accounting principles) at reasonable intervals and appropriate action is taken with respect to any differences;
          (x) the Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the Exchange promulgated thereunder;
          (y) at all times since December 31, 1985, the Company has met, currently meets, and as of the time of purchase or additional time of purchase, as the case may be, will meet, the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”); and the Company intends to continue to meet such requirements unless the Company’s board of directors in good faith determines by resolution that it is in the best interests of the Company’s stockholders not to meet such requirements;
          (z) neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to stabilize or manipulate, under the Exchange Act or otherwise, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of, the price of the Shares to facilitate the sale or resale of the Shares;
          (aa) other than the Cantor Sales Agreement, the Company is not a party to any agreement with an agent or underwriter other than Calyon for any other “at-the-market” or continuous public offering of Common Stock by the Company;
          (bb) the Company acknowledges and agrees that Calyon has informed the Company that Calyon may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent Calyon may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by Calyon;
          (cc) each of the Company and its Subsidiaries are insured in such amounts and covering such risks as is reasonable and customary for companies engaged in similar industries; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect; and neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied;
          (dd) the operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including as amended by the USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and
          (ee) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     7. Covenants of the Company. The Company covenants and agrees with Calyon that:
          (a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Calyon under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Calyon promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Calyon’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Calyon’s reasonable judgment, may be necessary or advisable in connection with the distribution of the Placement Shares by Calyon (provided, however, that the failure of Calyon to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Calyon’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares (except for documents incorporated by reference) unless a copy thereof has been submitted to Calyon a reasonable period of time before the filing and Calyon has not reasonably objected thereto (provided, however, (A) that the failure of Calyon to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Calyon’s right to rely on the representations and warranties made by the Company in this Agreement; (B) if Calyon objects thereto, Calyon may cease making sales of Shares pursuant to this Agreement; and (C) that the Company has no obligation to provide Calyon any advance copy of such filing or to provide Calyon an opportunity to object to such filing if such filing does not name Calyon or does not relate to the transactions contemplated hereunder) and the Company will furnish to Calyon at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company); and (v) the Company will pay the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
          (b) Notice of Commission Stop Orders. The Company will advise Calyon, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the

Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, Calyon may cease making sales under this Agreement.
          (c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Calyon under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Calyon to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
          (d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Calyon under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Calyon reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.
          (e) Delivery of Registration Statement and Prospectus. The Company will furnish to Calyon and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case, as soon as reasonably practicable and in such quantities as Calyon may from time to time reasonably request and, at Calyon’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Calyon to the extent such document is available on EDGAR.

          (f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.
          (g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d), including filing fees and any reasonable fees or disbursements of counsel for Calyon in connection therewith, (iv) the printing and delivery to Calyon of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange and (vi) filing fees and expenses, if any, of the Commission and the Financial Industry Regulatory Authority, Inc.
          (h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
          (i) Notice of Other Sales. During either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by Calyon, the Company shall provide Calyon notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement and the Prospectus, the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plans described in the Registration Statement and Prospectus, the issuance of interests in a partnership that are exchangeable for shares of Common Stock or the issuance of shares of Common Stock in exchange for partnership interests.
          (j) Change of Circumstances. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise Calyon promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Calyon pursuant to Sections 7(m), (7n) and 7(o).
          (k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Calyon or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Calyon may reasonably request.
          (l) Required Filings Relating to Placement of Placement Shares. The Company agrees that the Company will (i) include in its Annual and Quarterly Reports on Forms 10-K and 10-Q for the quarterly period that ended immediately before the filing of each such report the amount of Placement Shares sold through Calyon during such quarterly period, and the Net Proceeds to the Company and the compensation payable by the Company to Calyon with respect to such Placement Shares, and (ii) file any issuer free writing prospectus that is required to be filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act.
          (m) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l)) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act or (v) files a Form 8-K under the Exchange Act for any other purpose (other than to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) (each date of filing of one or more of the documents referred to in clauses (i) through (v) shall be a “Representation Date”); the Company shall furnish Calyon (but in the case of clauses (iv) and (v) above only if Calyon reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Calyon with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Calyon sells any Placement Shares, the Company shall provide Calyon with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.
          (n) Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, Calyon shall have received the favorable opinion of Sidley Austin LLP, in form and substance satisfactory to Calyon, and the Company shall cause to be furnished to Calyon written opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Venable LLP, substantially similar to the forms attached hereto as Exhibit 7(n)(1), (2), (3) and (4). Thereafter, within five (5) Trading Days of each Representation Date, the Company shall cause to be furnished to Calyon a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP substantially similar to the form attached hereto as Exhibit 7(n)(5), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that the requirement to provide such opinion shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided further, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Calyon with an opinion from Skadden, Arps, Slate, Meagher & Flom LLP under this Section 7(n), then before the Company delivers the Placement Notice or Calyon sells any Placement Shares, the Company shall provide Calyon with an opinion from Skadden, Arps, Slate, Meagher & Flom LLP dated the date of the Placement Notice.
          (o) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within seven (7) Trading Days of each Representation Date or any period in which the Prospectus relating to the Placement Shares is required to be delivered by Calyon, each time that the Registration Statement is amended or the Prospectus is supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus that contains additional amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144), the Company shall cause its independent accountants to furnish Calyon letters (the “Comfort Letters”), dated the date of such Representation Date, in form and substance satisfactory to Calyon, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a Comfort Letter under this Section 7(o) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Calyon with a Comfort Letter under this Section 7(o), then before the Company delivers the Placement Notice or Calyon sells any Placement Shares, the Company shall provide Calyon with a Comfort Letter dated the date of the Placement Notice.

          (p) Market Activities. The Company will not, directly or indirectly take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.
          (q) Insurance. The Company and its Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.
          (r) Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
          (s) REIT Treatment. The Company will take all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement, unless the Company’s board of directors in good faith determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify.
          (t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
          (u) Sarbanes-Oxley Act. The Company, and each of the Significant Subsidiaries, will use reasonable commercial efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with generally accepted accounting principles) at reasonable intervals and appropriate action is taken with respect to any differences. The Company will use reasonable commercial efforts to comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.
          (v) No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Calyon in its capacity as principal or agent hereunder, neither Calyon nor the Company (including its agents and representatives other than Calyon in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Calyon as principal or agent hereunder.
     8. Conditions to Calyon’s Obligations. The obligations of Calyon hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Calyon of a due diligence review satisfactory to Calyon in its reasonable judgment, and to the continuing satisfaction (or waiver by Calyon in its sole discretion) of the following additional conditions:
          (a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued pursuant to any Placement Notice.
          (b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (c) No Misstatement or Material Omission. Calyon shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Calyon’s reasonable opinion is material, or omits to state a fact that in Calyon’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Calyon (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
          (e) Legal Opinion. Calyon shall have received the opinions required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinions are required pursuant to Section 7(n).
          (f) Comfort Letter. Calyon shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).
          (g) Representation Certificate. Calyon shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).
          (h) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange.
          (i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Calyon such appropriate further information, certificates and documents as Calyon may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish Calyon with such conformed copies of such opinions, certificates, letters and other documents as Calyon shall reasonably request.
          (j) Securities Act Filings Made. All filings with the Commission required by Rule 424 and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8) of the Securities Act) and Rule 433.
          (k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.
          (l) No Termination Event. There shall not have occurred any event that would permit Calyon to terminate this Agreement pursuant to Section 11(a).
     9. Indemnification and Contribution.
          (a) Indemnification by the Company. The Company agrees, jointly and severally, to indemnify and hold harmless Calyon, the directors, officers, partners, employees and agents of Calyon and each person, if any, who (i) controls Calyon within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Calyon (a “Calyon Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including the reasonable costs of investigation), as and when incurred, to which Calyon, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), or (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission, or alleged untrue statement or omission, made in reliance on and in conformity with information relating to Calyon that has been furnished in writing to the Company by Calyon expressly for inclusion in any document described in clause (a)(i) above. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
          (b) Calyon Indemnification. Calyon agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 9(a), as and when incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to Calyon that has been furnished to the Company by Calyon expressly for inclusion in any document as described in Section 9(a). The Company hereby acknowledges that the only information that Calyon has furnished to the Company expressly for use in the Registration Statement or the Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the first and second paragraphs on the front cover page of the Prospectus Supplement concerning the terms of the offering of the Shares and (ii) the statements concerning Calyon contained in the first, third and seventh paragraphs under the heading “Plan of Distribution” of the Prospectus Supplement.
          (c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
          (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Calyon, the Company and Calyon will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and Calyon may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Calyon on the other. The relative benefits received by the Company on the one hand and Calyon on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (net of commissions to Calyon but before deducting expenses) received by the Company bear to the total compensation received by Calyon from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Calyon, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Calyon, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Calyon agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Calyon shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Calyon, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
     10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Calyon, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
     11. Termination.
          (a) Calyon shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred that, in the reasonable judgment of Calyon, may materially impair the ability of Calyon to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), Calyon’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of Calyon’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification), Section 10 (Survival of Representations), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Calyon elects to terminate this Agreement as provided in this Section 11(a), Calyon shall provide the required notice as specified in Section 12 (Notices).
          (b) The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
          (c) Calyon shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
          (d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Calyon on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
          (e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.
          (f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Calyon or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
     12. Notices.
     All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Calyon,

shall be delivered to Calyon at Calyon Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, fax no. (212) 459-3170, Attention: Peter Ruel, with copies to Northon Melo, at the same address, and (which shall not constitute notice) Sidley Austin LLP, 555 California Street, San Francisco, California 94104, fax no. (415) 772-7400, Attention: Paul C. Pringle, Esq.; or if sent to the Company, shall be delivered to Nationwide Health Properties, Inc., 610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660, fax no. (949) 759-6887, attention: Douglas M. Pasquale, President and Chief Executive Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, CA 90071, Attention: Jonathan L. Friedman. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.
     13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Calyon and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.
     14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.
     15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Calyon. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

     16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     17. Waiver of Jury Trial. The Company and Calyon each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.
     18. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related fees, is an arm’s-length commercial transaction between the Company, on the one hand, and Calyon, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction Calyon is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) Calyon has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether Calyon has advised or is currently advising the Company on other matters) and Calyon has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) Calyon and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) Calyon has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

     If the foregoing correctly sets forth the understanding between the Company and Calyon, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Calyon.

Very truly yours, NATIONWIDE HEALTH PROPERTIES, INC.

By:
Name:
Title:

ACCEPTED as of the date first-above written: CALYON SECURITIES (USA) INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From: Cc: To: Subject:	[ ] [ ] [ ] Placement Notice
Gentlemen:
     Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Nationwide Health Properties, Inc. (the “Company”), and Calyon Securities (USA) Inc. (“Calyon”) dated January 15, 2010 (the “Agreement”), I hereby request on behalf of the Company that Calyon sell up to [ ] shares of the Company’s common stock, par value $0.10 per share, at a minimum market price of $                     per share.

SCHEDULE 2
COMPENSATION
     Calyon shall be paid compensation equal to up to two percent (2.00%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 3
CALYON SECURITIES (USA) INC.
Peter Ruel
Northon Melo
NATIONWIDE HEALTH PROPERTIES, INC
Douglas Pasquale
Abdo Khoury
Danion Fielding
William Wagner

SCHEDULE 4
JURISDICTIONS OF FOREIGN QUALIFICATION FOR THE COMPANY
Arizona
California
Colorado
Connecticut
Delaware
Florida
Georgia
Idaho
Illinois
Iowa
Kansas
Kentucky
Louisiana
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nevada
New Jersey
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Rhode Island
South Dakota
Tennessee
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming

SCHEDULE 5
SIGNIFICANT SUBSIDIARIES
     NH Texas Properties Limited Partnership, a Texas limited partnership
     MLD Delaware Trust, a Delaware Trust

Exhibit 7(m)
OFFICER CERTIFICATE
     The undersigned, the duly qualified and elected                                          of NATIONWIDE HEALTH PROPERTIES, INC. (“Company”), a Maryland corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated January 15, 2010 (the “Sales Agreement”) between the Company and Calyon Securities (USA) Inc., that to the best of the knowledge of the undersigned,
          (i) the representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, such representations and warranties are true and correct on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, such representations and warranties are true and correct in all material respects as of the date hereof as if made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof; and
          (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:

Exhibit 7(n)(1)
MATTERS TO BE COVERED BY INITIAL OPINION OF

Skadden, Arps, Slate, Meagher & Flom LLP
● ●, 200●
Calyon Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019
          Re: Nationwide Health Properties, Inc.
Ladies and Gentlemen:
          We have acted as special counsel to Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), in connection with the Sales Agreement, dated January 15, 2010 (the “Sales Agreement”), between you and the Company, relating to the sale by the Company through you of up to 5,000,000 shares of the Company’s Common Stock, par value $0.10 per share (the “Securities”).
          This opinion is being furnished to you pursuant to Section 7(n) of the Sales Agreement.
          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
          (a) the registration statement on Form S-3 (File No. 333-164384) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, being hereinafter referred to as the “Registration Statement”);
          (b) the prospectus, dated January 15, 2010, including all documents incorporated therein by reference (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

Calyon Securities (USA) Inc.
● ●, 200●

          (c) the prospectus supplement, dated January 15, 2010 (the “Prospectus Supplement”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations (the Base Prospectus, as supplemented by the Prospectus Supplement is referred to herein as the “Prospectus”);
          (d) the documents identified on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);
          (e) an executed copy of the Sales Agreement;
          (f) the Restated Certificate of Incorporation of Nationwide Health Properties Finance Corporation, a Delaware corporation (“NHP Finance”), as certified by the Secretary of State of the State of Delaware (the “NHP Finance Certificate”) and the Bylaws of NHP Finance as currently in effect (the “NHP Finance Bylaws”);
          (g) the Limited Liability Company Agreement of MLD Properties, LLC, a Delaware limited liability company (“MLD Properties”), as currently in effect (the “MLD Properties LLC Agreement”);
          (h) resolutions of the Board of Directors of the Company adopted April 24, 2007 and ● ●, 20●;
          (j) the certificate of Abdo H. Khoury, the Executive Vice President and Chief Financial and Portfolio Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Company Certificate”);
          (k) copies of each of the Applicable Contracts (as defined below);
          (l) a certificate, dated ● ●, 200●, from the Secretary of State of the State of Delaware as to NHP Finance’s existence and good standing in such jurisdiction (the “NHP Finance Delaware Certificate”);
          (m) a certificate, dated ● ●, 200●, from the Secretary of State of the State of Delaware as to MLD Properties’ existence and good standing in such jurisdiction (the “MLD Properties Delaware Certificate” and, together with the NHP Finance Delaware Certificate, the “Delaware Certificates”); and

Calyon Securities (USA) Inc.
● ●, 200●

          (n) certificates from public officials in the States listed on Schedule B hereto as to the good standing and qualification to do business as a foreign corporation or other status of each of the Company, NHP Finance and MLD Properties in each such jurisdiction.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Sales Agreement, other than the laws of the United States of America, the State of New York and the State of California insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts set forth in the Company Certificate.
          As used herein, (i) “Applicable Contracts” means those agreements or instruments identified in Schedule C hereto; (ii) “Applicable Laws” means the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and those laws, rules and regulations of the State of New York and the State of California and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Sales Agreement (other than the United States federal securities laws, state securities or blue sky laws,

Calyon Securities (USA) Inc.
● ●, 200●

antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York, the State of California or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Sales Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified in the Company Certificate.
          The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
          (a) the opinions set forth in paragraph 1 below are based solely upon the Delaware Certificates;
          (b) the opinions set forth in paragraph 2 below with respect to the status of the Company, NHP Finance and MLD Properties in the jurisdictions listed in Schedule B hereto are based solely upon certificates of good standing (or other similar certificates) issued by authorities in such jurisdictions;
          (c) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Sales Agreement (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any federal, state or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein); and
          (d) the opinion set forth in paragraph 5 below is based solely on our discussions with the officers or other representatives of the Company responsible for the matters discussed therein, our review of documents furnished to us by the Company and our reliance on the representations and warranties of the Company contained in the Sales Agreement and the Company Certificate; we have not made any other inquiries or investigations or any search of the public docket records of any

Calyon Securities (USA) Inc.
● ●, 200●

court, governmental agency or body or administrative agency. In addition, we note that we have not been engaged by, nor have we rendered any advice to, the Company in connection with any legal or governmental proceedings. Accordingly, we do not have any special knowledge with respect to such matters. We understand that such matters have been and are being handled by other counsel.
          We do not express any opinion as to any laws other than Applicable Laws and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
          1. NHP Finance has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. MLD Properties has been duly formed and is validly existing in good standing under the laws of the State of Delaware.
          2. Each of the Company, NHP Finance and MLD Properties has the status set forth in Schedule B hereto set forth opposite the jurisdictions listed in Schedule B hereto.
          3. The execution and delivery by the Company of the Sales Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) conflict with the NHP Finance Certificate, the NHP Finance Bylaws or the MLD Properties LLC Agreement, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Sales Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

Calyon Securities (USA) Inc.
● ●, 200●

          4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Sales Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.
          5. To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed.
          6. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940.
          7. NHP Finance has the power to own its properties and assets and to carry on its business, in each case to the extent described in the Registration Statement and the Prospectus. MLD Properties has the power under the Limited Liability Company Act of the State of Delaware and the MLD Properties LLC Agreement to own its properties and assets and to carry on its business, in each case to the extent described in the Registration Statement and the Prospectus.
          This opinion is furnished only to you and is solely for your benefit in connection with the execution and delivery of the Sales Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this opinion (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
Very truly yours,

Schedule A
Incorporated Documents
1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed on February 18, 2009).

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (filed on May 7, 2009), June 30, 2009 (filed on August 5, 2009) and September 30, 2009 (filed on November 9, 2009).

3.	The Company’s Current Reports on Form 8-K filed on January 9, 2009, February 17, 2009, May 12, 2009, May 26, 2009, June 5, 2009, June 12, 2009, June 24, 2009, August 14, 2009, November 10, 2009, November 18, 2009, December 9, 2009 and December 18, 2009.

4.	The Company’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2009 in connection with the Company’s Annual Meeting of Stockholders held on May 5, 2009.

Schedule B
Foreign Qualification

Schedule C
Applicable Contracts
1.	Indenture dated as of August 19, 1997 between the Company and The Bank of New York, as Trustee.

2.	Indenture dated as of January 13, 1999, between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee.

3.	First Supplemental Indenture dated as of May 18, 2005, between the Company and J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Bank and Trust Company, National Association), as Trustee.

4.	Form of 6.00% Note Due 2015.

5.	Indenture, dated July 14, 2006, between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

6.	Form of 6.50% Note Due 2011.

7.	Indenture, dated October 19, 2007, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

8.	Amended and Restated Credit Agreement, dated as of October 20, 2005, among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and 23 additional banks.

9.	First Amendment to Amended and Restated Credit Agreement, dated as of December 15, 2006, among the Company, the Lender party thereto, JPMorgan Chase Bank, N.A., as administrative agent and 20 additional banks.

10.	Agreement and Plan of Merger, dated as of March 22, 2006, by and among the Company, HAL Acquisition Corp. and Hearthstone Assisted Living, Inc.

11.	Master Transactions Agreement, dated as of March 22, 2006, by and among the Company, Hearthstone Operations, LLC and Hearthstone Assisted Living, Inc.

12.	Amendment to Master Transactions Agreement, dated May 31, 2006, by and among the Company, Hearthstone Operations, LLC and Hearthstone Assisted Living, Inc.

13.	Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008, by and among the Company, Pacific Medical Buildings LLC (“PMB”), and certain of PMB’s affiliates.

14.	First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008, by and among the Company, PMB, and certain of PMB’s affiliates.

15.	Due Diligence Waiver and Second Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008, by and among the Company, PMB, and certain of PMBs affiliates.

16.	Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008, by and among the Company, PMB, and certain of PMBs affiliates.

17.	Fourth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 28, 2008, by and among the Company, PMB, and certain of PMB’s affiliates.

18.	Fifth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of April 22, 2008, by and among the Company PMB, and certain of PMB’s affiliates.

19.	Sixth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of May 12, 2008, by and among the Company PMB, and certain of PMB’s affiliates.

20.	Seventh Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of June 24, 2008, by and among the Company PMB, and certain of PMB’s affiliates.

21.	Eighth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of July 25, 2008, by and among the Company PMB, and certain of PMB’s affiliates.

22.	Ninth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of August 27, 2008, by and among the Company PMB, and certain of PMB’s affiliates.

23.	Tenth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of October 21, 2008, by and among the Company PMB, and certain of PMB’s affiliates.

24.	Eleventh Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of June 1, 2009, by and among the Company PMB, and certain of PMB’s affiliates.

Exhibit 7(n)(2)
● ●, 200●
Calyon Securities (USA) Inc.
1301 Avenues of the Americas
New York, NY 10019
          Re: Nationwide Health Properties, Inc.
Ladies and Gentlemen:
          We have acted as special counsel to Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), in connection with the Sales Agreement, dated January 15, 2010 (the “Sales Agreement”), between you and the Company, relating to the sale by the Company through you of up to 5,000,000 shares of the Company’s Common Stock, par value $0.10 per share (the “Securities”).
          This letter is being furnished to you pursuant to Section 7(n) of the Sales Agreement.
          In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-164384) of the Company relating to the Securities and other securities of the Company filed on January 15, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, at the time it became effective, being hereinafter referred to as the “Registration Statement”), and (i) the prospectus, dated January 15, 2010 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, and (ii) the prospectus supplement, dated January 15, 2010 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. We also have reviewed the documents identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”) and such other documents as we deemed appropriate. Assuming that (i) the Company was a “well known seasoned

Calyon Securities (USA) Inc.
● ●, 200●

issuer” (as defined in Rule 405 of the Rules and Regulations) as of the date of the filing of the Registration Statement, and (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to the use of the automatic shelf registration form, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
          We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 2 of our opinion to you dated the date hereof with respect to certain tax matters).
          On the basis of the foregoing, (i) the Registration Statement, as of the date of the Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)), (ii) the Incorporated Documents, on the respective dates they were filed, appeared on their face to be appropriately responsive in all material respects to the requirements under the Exchange Act and the General Rules and Regulations under the Exchange Act as then in effect (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom) and (iii) no facts have come to our attention that have caused us to believe that the Registration Statement, as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each

Calyon Securities (USA) Inc.
● ●, 200●

case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditor’s attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1.
          In addition, based on the foregoing, we confirm to you that the Prospectus has been filed with the Commission within the time period required by Rule 424 of the Rules and Regulations.
          This letter is furnished only to you and is solely for your benefit in connection with the execution and delivery of the Sales Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
Very truly yours,

Schedule A
Incorporated Documents
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (filed on February 18, 2009).

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (filed on May 7, 2009), June 30, 2009 (filed on August 5, 2009) and September 30, 2009 (filed on November 11, 2009).

3.	The Company’s Current Reports on Form 8-K filed on January 9, 2009, February 17, 2009, May 12, 2009, May 26, 2009, June 5, 2009, June 12, 2009, June 24, 2009, August 14, 2009, November 10, 2009, November 18, 2009, December 9, 2009 and December 18, 2009.

4.	The Company’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2009 in connection with the Company’s Annual Meeting of Stockholders held on May 5, 2009.

Exhibit 7(n)(3)
● ●, 200●
Calyon Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019
          Re: Certain United States Federal Income Tax Matters
Ladies and Gentlemen:
          You have requested our opinion concerning certain United States Federal income tax considerations in connection with the Sales Agreement, dated January 15, 2010 (the “Sales Agreement”), between you and Nationwide Health Properties, Inc., a Maryland corporation (“NHP”), relating to the sale by NHP through you of up to 5,000,000 shares of NHP common stock, par value $0.10 per share, pursuant to a registration statement on Form S-3 (File No. 333-164384), dated January 15, 2010 (together with the prospectus (the “Prospectus”) filed therewith, the “Registration Statement”) and a prospectus supplement filed with the Securities and Exchange Commission on January 15, 2010 (together with the Registration Statement, the “Offering Documents”). We have acted as tax counsel to NHP in connection with the Sales Agreement. This opinion is being furnished to you pursuant to Section 7(n) of the Sales Agreement. Capitalized terms used herein but not defined shall have the meanings set forth in the Sales Agreement.
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Offering Documents, and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, NHP has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of NHP (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of NHP and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel. For purposes of our opinion, we have not independently verified the statements, representations and covenants set forth in the Officers’ Certificate, the Offering Documents, or in any other document. We have, consequently, assumed and relied on the Company’s representation that the statements, representations, and covenants presented in the Officers’ Certificate, the Offering Documents, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, or intent. Our opinion is conditioned on the continuing accuracy and completeness of

Calyon Securities (USA) Inc.
● ●, 200●

such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein. In addition, we have, with the Company’s permission, also relied upon the opinions of O’Melveny & Myers LLP, dated May 15, 2007 and December 24, 2007, regarding the qualification of NHP as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).
          In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
          Our opinion is also based on the correctness of the following assumptions: (i) NHP and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.
          In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.
          We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to NHP or any investment therein, other than as expressly stated herein.
          Based on and subject to the foregoing, we are of the opinion that:
          1. Commencing with NHP’s taxable year that ended on December 31, 1999, NHP was organized in conformity with the requirements for qualification as a REIT under the

Calyon Securities (USA) Inc.
● ●, 200●

Code, and its actual method of operation has enabled, and its proposed method of operation will enable, NHP to meet the requirements for qualification and taxation as a REIT under the Code. NHP’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of NHP’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.
          2. Although the discussion set forth in the Prospectus under the caption “Certain U.S. Federal Income Taxation Consequences” does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of Shares of NHP, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the ownership and disposition of Shares of NHP, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such Shares by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Prospectus under the heading “Certain U.S. Federal Income Taxation Consequences” as applied to any particular holder.
          This opinion has been prepared for you and may not be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.
Very truly yours,

Exhibit 7(n)(4)
OPINION OF VENABLE LLP
● ●, 200●
Calyon Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019
Ladies and Gentlemen:
          We have acted as special Maryland counsel to Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of up to 5,000,000 shares (the “Shares”) of common stock, par value $0.10 per share, of the Company pursuant to that certain Sales Agreement, dated January 15, 2010 (the “Agreement”), between the Company and you. We are providing this opinion to you pursuant to Section 7(n) of the Agreement. Capitalized terms used in this opinion, unless otherwise defined herein, have the meanings specified in the Agreement.
          We have examined the Company’s Charter and Bylaws. We have also examined the Agreement, the Registration Statement on Form S-3 (the “Registration Statement”), in the form filed with the Securities and Exchange Commission (the “Commission”) including a prospectus for the offering of debt securities, preferred stock, common stock and securities warrants (the “Base Prospectus”), and the prospectus supplement relating to the offering of the Shares under the Securities Act of 1933, as amended (together with the Base Prospectus, the “Prospectus”). We have examined and relied upon a certificate of the State Department of Assessments and Taxation of Maryland to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, in good standing, and duly authorized to transact business in the State of Maryland. We have further examined and relied upon a certificate of an officer of the Company (the “Company Certificate”) with respect to the Company’s Charter and Bylaws and certain actions taken by its board of directors, among other matters addressed in the Company Certificate, and a certificate of an officer of the Company (the “Certificate of Officer”) with respect to the validity of certain outstanding shares of common stock of the Company and related matters addressed in the Certificate of Officer.
          We have assumed, without independent investigation, the genuineness of signatures, the authenticity of all documents submitted to us as originals, and the conformity of copies to the originals. Except as otherwise indicated herein, we have not undertaken any independent investigation of factual matters.
          Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1

          (1) The Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Maryland, with corporate power to own its own properties and assets and to carry on its business as described in the Registration Statement and the Prospectus, to enter into the Agreement, and to perform its obligations under the Agreement.
          (2) The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company.
          (3) The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive right under the Company’s Charter and Bylaws and the laws of the State of Maryland. All currently outstanding shares of common stock of the Company issued between December 24, 2007 and ● ●, 200●, are validly issued, fully paid and non-assessable.
          (4) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. Holders of the capital stock of the Company are not entitled to any preemptive right or similar right to subscribe to any additional shares of the Company’s capital stock under the Company’s Charter, or Bylaws or the Maryland General Corporation Law. The form of certificate for the Shares conforms to the requirements of the Maryland General Corporation Law. No personal liability for the debts of the Company will be imposed on any holder of the Shares under the laws of the State of Maryland solely as a result of ownership of such Shares.
          (5) The statements in the Prospectus under the caption “Description of Common Stock” and in the Company’s Form 10-K filed with the Commission for the fiscal year ended December 31, 2008 under the caption “Our charter and bylaws and the laws of the state of our incorporation contain provisions that may delay, defer or prevent a change in control or other transactions that could provide stockholders with the opportunity to realize a premium over the then-prevailing market price for our common stock,” insofar as they summarize provisions of the Company’s Charter and Bylaws or the Maryland General Corporation Law are fair and accurate summaries of such provisions in all material respects.
          (6) No order, consent, permit or approval of any Maryland governmental authority that we have, in the exercise of customary professional due diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement is required on the part of the Company for the execution and delivery of the Agreement, or for the issuance and sale of the Shares, or for the consummation by the Company of the transactions contemplated by the Agreement, except for such as may be required under applicable Blue Sky or state securities laws.
          (7) The execution and delivery by the Company of the Agreement does not, and the Company’s performance of its obligations under the Agreement will not, (i) violate the Company’s Charter or Bylaws or (ii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any Maryland governmental authority binding on the Company and identified to us in the Company Certificate.

2

          (8) The execution and delivery by the Company of the Agreement does not, and the Company’s performance of its obligations under the Agreement will not, violate the current Maryland General Corporation Law or any current Maryland statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Agreement except that, we express no opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 9 of the Agreement.
          The foregoing opinion is limited to the laws of Maryland governing the matters set forth above. It does not extend to securities or “Blue Sky” laws of Maryland or to federal securities laws or to other laws. We note that the Agreement purports to be governed by the laws of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
          This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise or change after the date of this opinion and come to our attention, or any future changes in laws.
          This opinion is intended for your benefit in connection with transactions contemplated by the Agreement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon our foregoing opinion in rendering its opinion to you as required by the terms of the Agreement. Your counsel, Sidley Austin LLP, may also rely upon our foregoing opinion. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.
Very truly yours,

3

Exhibit 7(n)(5)
Matters to be covered by subsequent
Skadden, Arps, Slate, Meagher & Flom LLP Opinions
          (a) The Registration Statement, at the Representation Date, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1(the “T-1”)). The Incorporated Documents, on the respective dates they were filed, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder as then in effect (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom).
          (b) Assuming that (i) the Company was a “well known seasoned issuer” (as defined in Rule 405) as of the date of the filing of the Registration Statement, and (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration form, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Securities Act, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
          (c) To our knowledge1, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed.
          (d) Commencing with the Company’s taxable year ended December 31, 1999, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT. The Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year satisfy the requirements for taxation of a REIT under the Code. [To be furnished only on a Section 7(m)(ii) Representation Date.]

[1]	Subject to due diligence review.

          We have also reviewed the Registration Statement, the documents incorporated by reference therein on the effective date of the Registration Statement, the Prospectus and the Incorporated Documents, but have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated in those documents. The limitations inherent in such review, and in the knowledge available to us, are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of such review, no facts have come to our attention that have caused us to believe that the Registration Statement and the documents incorporated therein on the effective date of the Registration Statement, considered as a whole at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the T-1).

2